UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2020 (April 30, 2020)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (412) 928-3400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On April 30, 2020, L.B. Foster Company (the “Company”) approved the permanent closure of three operating locations servicing the United States (“U.S.”) Niobrara and Bakken oil and gas production regions and the discontinuance of mobile services for the Permian production region within our Test, Inspection, and Threading Services business unit. These closures are a result of the Company’s continuing strategic review of operations serving the U.S. oil and gas market, which includes the events surrounding the COVID-19 pandemic. With the deterioration of the oil and gas market and unfavorable outlook, the industry expects significant difficulties in funding ongoing development activity that requires the Company's services. The Company believes these actions will strengthen its core businesses, result in improved operating profitability, and allow for the reallocation of resources and investment opportunities to provide sustainable value to its shareholders. The Company expects the closure of these operations to be substantially completed during 2020.

As a result of these activities, the Company expects to incur certain exit and disposal charges consisting of relocation and employee retention expenses, as well as asset impairments, site clean-up, and facility restoration expenses, totaling approximately $5.5 to $7.0 million in its Tubular and Energy Services operating segment during the second quarter and remainder of 2020. These expenses consist of estimated cash charges of approximately $1.5 to $2.5 million and estimated non-cash charges of approximately $4.0 to $4.5 million. The approximate expense resulting from these actions could change materially as a result of certain factors including unknown or unforeseen costs as part of winding up these operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	May 4, 2020	/s/ James P. Maloney
James P. Maloney
Senior Vice President and
Chief Financial Officer